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                                                                      Exhibit 21

                                  SUBSIDIARIES

                                                          Jurisdiction of
Name                                                       Incorporation
----                                                       -------------

Peoples Federal Savings and Loan Association of
   Massillon                                               United States

Massillon Community Service Corporation                        Ohio